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As filed with the Securities and Exchange Commission on March 4, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PACKAGING CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4277050 (I.R.S. Employer Identification No.)

1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kent A. Pflederer
Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
James S. Rowe
Robert M. Hayward
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

          Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.

PROSPECTUS

Packaging Corporation of America

Debt Securities

Packaging Corporation of America may offer from time to time, in one or more offerings, its debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

See "Risk Factors" on page 1 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2008.

TABLE OF CONTENTS

About this Prospectus	i
Our Company	1
Risk Factors	1
Forward-Looking Statements	1
Use of Proceeds	2
Ratio of Earning to Fixed Charges	3
Description of Debt Securities	3
Plan of Distribution	16
Legal Matters	16
Experts	16
Where You Can Find More Information	16
Incorporation of Certain Information by Reference	16

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the debt securities described in this prospectus.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

        To understand the terms of our debt securities, you should carefully read this prospectus and the applicable prospectus supplement. Together, they give the specific terms of the debt securities we are offering. You should also read the documents we have referred you to under "Where You Can Find More Information" below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC's website or at the SEC's Public Reference Room, each as described under "Where You Can Find More Information."

        The terms "PCA," "we," "us," and "our" as used in this prospectus refer to Packaging Corporation of America and its consolidated subsidiaries, unless the context otherwise requires. Packaging Corporation of America will be the issuer of the debt securities described in this prospectus. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

        PCA is the sixth largest producer of containerboard and corrugated products in the United States in terms of production capacity. With 2007 net sales of $2.3 billion, PCA produced approximately 2.4 million tons of containerboard, of which about 80% was consumed in PCA's corrugated products manufacturing plants, 12% was sold to domestic customers and 8% was sold to the export market. Our corrugated products manufacturing plants sold about 31.2 billion square feet of corrugated products.

        In 2007, we produced 1.5 million tons of kraft linerboard at our mills located in Counce, Tennessee and Valdosta, Georgia, and 0.9 million tons of semi-chemical corrugating medium at our mills located in Tomahawk, Wisconsin and Filer City, Michigan. We currently lease the cutting rights to approximately 102,000 acres of timberland located near our Counce and Valdosta mills. We also have supply agreements on approximately 370,000 acres of timberland.

        Our corrugated products manufacturing plants produce a wide variety of corrugated packaging products, including conventional shipping containers used to protect and transport manufactured goods, multi-color boxes, and displays with strong visual appeal that help to merchandise the packaged product in retail locations. In addition, we are a large producer of meat boxes and wax-coated boxes for the agricultural industry.

        Packaging Corporation of America is a Delaware corporation. Our principal executive offices are located at 1900 West Field Court, Lake Forest, Illinois 60045, and our telephone number is (847) 482-3000. Our website address is www.packagingcorp.com. This website address is not intended to be an active link and information on our website should not be construed to be part of this prospectus.

RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained and incorporated by reference in this prospectus that are not historical in nature may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words "will," "should," "anticipate," "believe," "expect," "intend," "estimate," "hope," or similar expressions. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

  •
  the impact of general economic conditions;

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  containerboard and corrugated products general industry conditions, including competition, product supply and demand and product pricing;

  •
  fluctuations in wood fiber and recycled fiber costs;

  •
  fluctuations in purchased energy costs;

  •
  the possibility of interruptions or outages at our principal facilities; and

  •
  legislative or regulatory requirements, particularly concerning environmental matters.

        Our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, we can give no assurances of the impact that they will have on our results of operations or financial condition. In view of these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We expressly disclaim any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date on which those statements are made. For a discussion of other factors that may affect our business, you should read carefully the factors discussed under "Risk Factors" in our filings incorporated by reference into this prospectus. See "Risk Factors."

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt securities offered by this prospectus for the repayment of indebtedness and for general corporate and working capital purposes. We may invest the net proceeds temporarily or apply them to repay short-term or revolving debt until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Years Ended December 31,
	2007	2006	2005	2004	2003
	Amounts in millions, except ratios
Ratio of Earnings to Fixed Charges	6.4x	4.9x	2.9x	3.6x	1.8x
Details of the specific calculations are set forth below:
	Years Ended December 31,
	2007	2006	2005	2004	2003
	Amounts in millions, except ratios
Earnings
Income (loss) before taxes	$267.9	$194.7	$88.0	$110.9	$(24.9)
Add: Fixed charges	49.4	49.3	46.0	42.5	133.9

Subtotal	317.3	244.0	134.0	153.4	109.0
Less: Capitalized interest	(1.0)	(0.5)	(0.8)	(0.5)	(0.3)

Total	$316.3	$243.5	$133.2	$152.9	$108.7

Fixed charges
Interest expense	$35.1	$36.0	$33.3	$31.0	$123.1
Capitalized interest	1.0	0.5	0.8	0.5	0.3
Interest portion of rent expense (1)	13.3	12.8	11.9	11.0	10.5

Total	49.4	49.3	46.0	42.5	133.9
2003 tender offer premium	—	—	—	—	(55.9)
2003 write-off of deferred financing fees	—	—	—	—	(17.4)

Fixed charges adjusted for 2003 refinancing charges	$49.4	$49.3	$46.0	$42.5	$60.6

Ratio of Earnings to Fixed Charges	6.4x	4.9x	2.9x	3.6x	1.8x

(1)
The interest portion of rent expense represents the estimated interest component of such rental payments.

        Earnings available for fixed charges represent earnings before income taxes and fixed charges excluding capitalized interest. Fixed charges represent interest expense; amortization of a 2003 treasury lock settlement, debt discount and expenses; capitalized interest and that portion of rental expense deemed to be the equivalent of interest.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be issued under an Indenture, dated as of July 21, 2003, between us and U.S. Bank National Association, as trustee, as amended by the First Supplemental Indenture, dated as of July 21, 2003, between us and U.S. Bank, National Association, as trustee (collectively, the "indenture"). As used in this section, "PCA," "we," "us" and "our" refer to Packaging Corporation of America, the issuer of the debt securities. We have summarized certain provisions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. In addition to the indenture described below, we may issue debt securities pursuant to another indenture or indentures to be entered into after the date of this prospectus. If we elect to issue debt securities under another indenture, we will file a copy of that indenture as an exhibit to the registration statement of which this prospectus is a part.

        When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        You should carefully read the summary below, the applicable prospectus supplements and the provisions of the indenture that may be important to you.

        For a summary of some of the defined terms used in the indenture, see "—Defined Terms."

General

        The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time in one or more series. Under the indenture, we may issue debt securities with terms different from those of debt securities that we have previously issued. We may issue additional amounts of a series of debt securities without the consent of the holders of that series. The different series of debt securities issued under the indenture may have different dates for payments, different rates of interest and be denominated in different currencies.

        The applicable prospectus supplement relating to a series of debt securities being offered will describe the specific terms of those debt securities, including the following:

  •
  the title of the debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of debt securities of a series;

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  whether we will issue the debt securities as registered securities, bearer securities or both, with or without coupons or both, and, if bearer securities will be issued, other terms with respect to bearer securities;

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  whether we will issue the debt securities in the form of global securities and, if so, the depositary for global securities and provisions for exchanging global securities;

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  any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

  •
  if other than the Borough of Manhattan, The City of New York, the place or places where payments on the debt securities will be payable, where the debt securities may be delivered for registration of transfer or exchange and where notices and demands may be served or published;

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  any provisions for redemption of the debt securities at our option;

  •
  any provisions that would obligate us to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

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  the denominations in which we will issue the debt securities, if other than $1,000 or any integral multiple thereof in the case of registered securities and $5,000 in the case of bearer securities;

  •
  the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the principal amount;

  •
  if other than U.S. dollars, the currency or currencies in which the debt securities are denominated or payable and the manner for determining the equivalent amount in U.S. dollars;

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  any provision that would determine payments on the debt securities by reference to an index, formula or other method or methods;

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  any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the debt securities;

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  the application of any defeasance provisions to the debt securities;

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  whether any of the debt securities may be issued upon the exercise of warrants and the provisions for such exercise;

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  the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable, or the method used to determine or extend those dates;

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  whether we will pay any additional amounts on the debt securities and, if so, whether we will have the option to redeem the debt securities rather than pay those additional amounts;

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  the identity of the trustee and the identities of the authenticating agent, security registrar and/or paying agent, if other than the trustee;

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  the persons to whom we will pay any interest on registered debt securities, if other than the persons in whose names the debt securities are registered on the regular record date and the manner in which, or the persons to whom, we will pay interest on any bearer debt securities, if other than upon presentation and surrender of the applicable coupons; and

  •
  any other material terms of the debt securities and any deletions from or modifications or additions to the indenture in respect of any series of debt securities.

        Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations not addressed in this prospectus may be applicable to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Covenants

        The indenture contains, among others, the following covenants. The indenture permits us to delete or modify the following covenants with respect to any series of debt securities we issue, and also add to the following covenants with respect to any such series. We will describe the specific covenants applicable to debt securities we issue in the applicable prospectus supplement.

        Limitations on Liens.    The indenture provides that we may not, and may not permit any Restricted Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of ours or any of our Subsidiaries upon any Principal Property, or upon shares of capital stock or evidences of Indebtedness issued by any Restricted Subsidiary and owned by us or any

Restricted Subsidiary (whether such Principal Property, shares or evidences of indebtedness were owned as of the date of the indenture or thereafter acquired), without making, or causing such Restricted Subsidiary to make, effective provision to secure all of the debt securities issued under the indenture from time to time outstanding by such Lien, equally and ratably with, or prior to, any and all other Indebtedness thereby secured, so long as such Indebtedness is so secured, unless, after giving effect thereto, the sum of (a) the principal amount of Indebtedness secured by all Liens incurred after the date of the indenture to the extent the incurrence of such Indebtedness (i) did not require us or any Restricted Subsidiary to equally and ratably secure the debt securities or (ii) was not otherwise permitted by the next succeeding paragraph and (b) the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the indenture (other than (i) the Attributable Value in respect of any such Sale and Leaseback Transactions the Net Available Proceeds from which are applied as set forth in the second bullet under "—Limitations on Sale and Leaseback Transactions" or (ii) the Attributable Value in respect of any Permitted Transactions (as defined under "—Limitations on Sale and Leaseback Transactions")), does not exceed 10% of our Consolidated Net Tangible Assets.

        The foregoing restrictions shall not apply to Indebtedness secured by Liens existing on the date of the indenture or to:

  •
  Liens on any property existing at the time of the acquisition thereof;

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  Liens on property of a person existing at the time such person is merged into, consolidated with or acquired by us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such person (or a division thereof) as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, acquisition, sale, lease or other disposition is not extended to property owned by us or such Restricted Subsidiary immediately prior thereto;

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  Liens on property of a person existing at the time such person becomes a Restricted Subsidiary;

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  Liens securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary;

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  Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purpose (including purchase money security interests or money mortgages on real or personal property), provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 180 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved;

  •
  Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that we must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to us or any of our Subsidiaries;

  •
  Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

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  Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, repairmen's or customs' Liens and similar Liens arising in the ordinary course of business in respect of obligations not yet due or being contested in good faith;

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  Liens arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license;

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  Liens for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith;

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  Liens (including judgment Liens) arising from legal proceedings being contested in good faith;

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  Liens to secure Indebtedness on any Principal Property of joint ventures which constitute Restricted Subsidiaries in which we or a Restricted Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; and

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  any extension, renewal, replacement or refunding of any Lien existing on the date of the indenture or referred to above, provided, however, that the principal amount of Indebtedness secured thereby and not otherwise authorized above shall not exceed the maximum amount of Indebtedness allowable under the applicable agreement evidencing such Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, at the time of such extension, renewal, replacement or refunding.

        Limitations on Sale and Leaseback Transactions.    The indenture provides that we may not, and may not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless:

  •
  immediately prior to entering into such Sale and Leaseback Transaction, we or such Restricted Subsidiary would be entitled, pursuant to the section entitled "—Limitations on Liens," to issue, assume or guarantee Indebtedness secured by a Lien on such Principal Property in an amount at least equal to the Attributable Value of such Sale and Leaseback Transaction without equally and ratably securing the debt securities under the indenture; or

  •
  we or such Restricted Subsidiary shall apply, or cause to be applied, within 180 days after the effective date of such Sale and Leaseback Transaction, an amount equal to the Net Available Proceeds therefrom to (a) the acquisition of one or more Principal Properties or (b) the retirement of the debt securities or the repayment of other Indebtedness of ours or a Restricted Subsidiary (other than such Indebtedness owned by us or a Restricted Subsidiary) which, in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the debt securities.

        The foregoing restrictions will not apply to the following Sale and Leaseback Transactions (each, a "Permitted Transaction"):

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  a Sale and Leaseback Transaction providing for a lease for a term, including any renewal thereof, of not more than three years, by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued; or

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  a Sale and Leaseback Transaction that is entered into before, at the time of, or within 90 days after the later of the acquisition of the Principal Property or the completion of its construction; or

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  a Sale and Leaseback Transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries; or

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  a Sale and Leaseback Transaction between us or a Restricted Subsidiary and a joint venture in which we or a Restricted Subsidiary has an interest.

Consolidation, Merger and Sale of Assets

        The indenture provides that we shall not consolidate with or merge into any other person or sell, assign, transfer, lease or otherwise convey our properties and assets substantially as an entirety to any person unless:

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  we are the surviving entity or our successor is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America or any state thereof or the District of Columbia;

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  our successor shall expressly assume our obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the debt securities and the performance and observance of every covenant of the indenture on our part to be performed or observed;

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  immediately after giving effect to such transaction, no Event of Default or event that after notice or passage of time or both would be an Event of Default shall have occurred and be continuing;

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  if, as a result of any such transaction, our property or assets would become subject to a Lien which would not be permitted by the limitation on Liens contained in the indenture, we or our successor shall take those steps that are necessary to secure the debt securities issued under the indenture equally and ratably with Indebtedness secured by that Lien; and

  •
  we or our successor shall have delivered to the trustee the officer's certificate and opinion of counsel called for by the indenture.

        Upon any consolidation with or merger into any other person or any sale, assignment, transfer, lease or other conveyance of our properties and assets substantially as an entirety to any person, the successor person formed by such consolidation or into which we are merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, ours under the indenture and, in the event of any such sale, assignment, transfer or other conveyance, we, except in the case of a lease, shall be discharged of all obligations and covenants under the indenture and the debt securities and may be dissolved and liquidated.

Defined Terms

        Set forth below is a summary of some of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used in this prospectus for which no definition is provided.

        "Attributable Value" in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of:

  •
  the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease; and

  •
  the total obligation (discounted to present value at the rate of interest implicit in the transaction, as determined in good faith by PCA, or, if it is not practicable to determine such rate, the rate of interest specified by the terms of the debt securities, in either case compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

        "Consolidated Net Tangible Assets" means the aggregate amount of the assets (less applicable reserves and other properly deductible items) of us and our Subsidiaries after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our most recent consolidated balance sheet but which by its terms is renewable or extendible beyond 12 months from that date at the option of the borrower) of us and our Subsidiaries and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles of us and our Subsidiaries, all as set forth on our most recent consolidated balance sheet and computed in accordance with accounting principles generally accepted in the United States of America.

        "Indebtedness" means (without duplication), with respect to any person:

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  every obligation of such person for money borrowed;

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  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

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  every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; and

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  every obligation of the type referred to in the first through third bullets above of another person the payment of which such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of this clause, to the extent such person has guaranteed or is responsible or liable for such obligations).

        "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Available Proceeds" from any Sale and Leaseback Transaction by any person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or obligations relating to the properties or assets that are the subject of such Sale and Leaseback Transaction or received in any other noncash form) therefrom by such person, net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Leaseback Transaction; (b) all payments made by such person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Sale and Leaseback Transaction; and (c) all distributions and other payments made to minority interest holders in Subsidiaries of such person or joint ventures as a result of such Sale and Leaseback Transaction.

        "Principal Property" means any real property or any permanent improvement thereon located in the United States owned by PCA or any of its Subsidiaries, including, without limitation, any (a) timber property or (b) warehouse, manufacturing or processing plant, building, structure or other facility (or any portion thereof, and any equipment located at or comprising a part of any such property) having a net book value, as of the date of determination, in excess of 1.0% of our Consolidated Net Tangible Assets.

        "Restricted Subsidiary" means any Subsidiary of PCA in which (a) PCA and its other Subsidiaries' aggregate investments in and advances to such Subsidiary exceed 10% of the total assets of PCA and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (b) PCA and its other Subsidiaries' proportionate share of the total assets of such Subsidiary exceeds 10% of the total assets of PCA and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (c) PCA and its other Subsidiaries' equity in the income from continuing operations before taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceeds 10% of such income of PCA and its Subsidiaries consolidated for the most recently completed fiscal year.

        "Sale and Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any Principal Property that, more than 12 months after (a) the completion of the acquisition, construction, development or improvement of such Principal Property or (b) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by such person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender on the security of such Principal Property. The term of such arrangement, as of any date (the "measurement date"), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option without payment of a penalty.

        "Subsidiary" of any person means a person more than 50% of the outstanding voting interests in which are owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof.

Events of Default

        An "Event of Default" with respect to the debt securities of any series is defined in the indenture as being:

  •
  default in payment of any principal of or premium, if any, on any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of our common stock or other securities or property);

  •
  default in payment of any interest on any of the debt securities of that series when due and continuance of such default for a period of 30 days;

  •
  default by us in the performance, or breach by us, of any other covenant in the indenture or in any debt security of that series (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default for a period of 90 days after notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, as provided in the indenture;

  •
  default in the payment after the final maturity of any bond, note, debenture or other evidence of Indebtedness of us in an aggregate principal amount exceeding $30,000,000 (or the equivalent thereof in any other currency or currency unit), or default under any bond, note, debenture or other evidence of Indebtedness of us or under any Lien, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of us, which results in the acceleration of such Indebtedness in an aggregate principal amount exceeding $30,000,000 (or the equivalent thereof in any other currency or currency unit), but only if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice to us, as provided in the indenture;

  •
  specified events of bankruptcy, insolvency or reorganization of us; or

  •
  any other Event of Default established for the debt securities of that series.

        The indenture permits us to delete, modify or add to the preceding Events of Default with respect to any series of debt securities, and an Event of Default with respect to a series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. Any additional or different Events of Default with respect to a particular series of debt securities will be described in the applicable prospectus supplement. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of that series (except for a default in the payment of principal, premium, if any, or interest) if the trustee in good faith determines it to be in the interest of the holders to do so.

        If an Event of Default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, or of such lesser amount as may be provided for in the debt securities of such series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the debt securities of any series have been accelerated, but before a judgment or decree for payment of money due has been obtained, the holders of a majority of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. An Event of Default relating to our bankruptcy, insolvency or reorganization shall cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or holder of the debt securities. For information as to waiver of defaults, see "—Modification, Waivers and Meetings" below.

        The indenture provides that, subject to the duty of the trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

        No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

  •
  such holder previously has given written notice to the trustee of a continuing Event of Default with respect to debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with such request;

  •
  in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to initiate such proceeding; and

  •
  during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request.

        Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such debt security on the respective dates such payments are due and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Modification, Waivers and Meetings

        The indenture contains provisions permitting us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any debt securities;

  •
  reduce the principal amount of any debt securities or any premium on any debt securities;

  •
  reduce the rate of interest (or modify the calculation of such rate) on any debt securities;

  •
  reduce the principal amount payable upon redemption at our option or at the option of the holder;

  •
  reduce the amount of the principal of any original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity or the amount thereof provable in bankruptcy;

  •
  adversely affect the right of repayment at the option of any holder;

  •
  change any place where, or the currency in which, any debt securities are payable;

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities when due; or

  •
  reduce the percentage in principal amount of debt securities of any series issued under the indenture the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities, without in each such case obtaining the consent of the holder of each outstanding debt security issued under the indenture so affected.

        The indenture also contains provisions permitting us and the trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend the indenture in order to, among other things:

  •
  add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

  •
  add any additional Events of Default with respect to all or any series of debt securities issued under the indenture;

  •
  establish the form or terms of debt securities of any series and of any related coupons;

  •
  cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with other provisions or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder;

  •
  evidence the succession of another person to us and the assumption by any such successor of the covenants of us contained in the indenture and the debt securities;

  •
  secure the debt securities;

  •
  qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  amend or supplement any provision contained in the indenture or in any supplement thereto or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision;

  •
  add to or change any of the provisions of the indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, or any premium or interest on, debt securities, to permit bearer debt securities to be issued in exchange for registered debt securities, to permit bearer debt securities to be exchanged for bearer debt securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated or global form, provided any such action shall not adversely affect the interests of the holders of debt securities of any series;

  •
  evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that any such action shall not adversely affect the interests of any holder of a debt security of such series or any other debt security in any material respect;

  •
  make provisions with respect to conversion or exchange rights of holders of debt securities of any series; or

  •
  in the case of any series of debt securities which are convertible into or exchangeable for our common stock or other securities or property, safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding shares of our common stock or any merger, consolidation, statutory share exchange or combination of us with or into another person or any sale, transfer, disposition or other conveyance of all or substantially all of our properties and assets to any other person or other similar transactions, if expressly required by the terms of such series of debt securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive our compliance with certain restrictive provisions of the indenture, including the covenants described above under "—Covenants—Limitations on Liens" and "—Limitations on Sale and Leaseback Transactions." The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage, other than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series whether or not such holders were present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

        In determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, any debt security of that series owned by us or any other obligor on such debt securities or any of our affiliates or such other obligor will be deemed not to be outstanding.

Defeasance and Covenant Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the debt securities, then at our option:

  •
  we will be discharged from our obligations with respect to the debt securities; or

  •
  we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

        If this happens, the holders of the debt securities will not be entitled to the benefits of the indenture, except for registration of transfer and exchange thereof, and replacement of those that are lost, stolen or mutilated. These holders may look only to those deposited funds or obligations for payment.

        We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes.

Governing Law

        The indenture is, and the debt securities will be, governed by the laws of the State of New York.

Trustee

        U.S. Bank National Association is the trustee under the indenture.

PLAN OF DISTRIBUTION

        We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

        The validity of the debt securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Packaging Corporation of America appearing in Packaging Corporation of America's Annual Report (Form 10-K) for the fiscal year ended December 31, 2007 (including Schedule II appearing therein) and the effectiveness of Packaging Corporation of America's internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov. This website address is not intended to be an active link.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007; and

  •
  our Current Report on Form 8-K, filed on February 22, 2008.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit not specifically incorporated by reference upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. All requests for such copies should be directed to Kent A. Pflederer, Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, (847) 482-3000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by Packaging Corporation of America, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	(1)
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees and expenses	(2)
Trustee's fees and expenses (including counsel's fees)	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)
In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.

(2)
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Certificate of Incorporation

        The Restated Certificate of Incorporation of PCA provides that to the fullest extent permitted from time to time by the DGCL, a director of PCA shall not be liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

By-laws

        The Second Amended and Restated By-laws of PCA provides that PCA shall indemnify its directors and officers to the maximum extent permitted from time to time by the DGCL.

Insurance

        Our directors and officers are covered under directors' and officers' liability insurance policies maintained by us.

Item 16.    Exhibits.

        Reference is made to the attached Exhibit Index.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 4th day of March, 2008.

PACKAGING CORPORATION OF AMERICA
By:	/s/ PAUL T. STECKO
Name:	Paul T. Stecko
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Kent A. Pflederer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 4th day of March, 2008.

Signature	Title

/s/ PAUL T. STECKO Paul T. Stecko	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD B. WEST Richard B. West	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ HENRY F. FRIGON Henry F. Frigon	Director
/s/ LOUIS A. HOLLAND Louis A. Holland	Director

/s/ SAMUEL M. MENCOFF Samuel M. Mencoff	Director
/s/ ROGER B. PORTER Roger B. Porter	Director
/s/ RAYFORD K. WILLIAMSON Rayford K. Williamson	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Debt Securities (1)
4.1	Indenture between PCA and U.S. Bank National Association, as trustee, dated as of July 21, 2003 (2)
4.2	First Supplemental Indenture between PCA and U.S. Bank National Association, as trustee, dated as of July 21, 2003 (3)
4.3	Form of Debt Securities (1)
5	Opinion of Kirkland & Ellis LLP
12	Statement regarding computation of ratio of earnings to fixed charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5)
24	Powers of attorney (included on the signature page of the Registration Statement)
25	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee

(1)
To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

(2)
Incorporated by reference to Exhibit 4.2 of PCA's Quarterly Report on Form 10-Q filed with the SEC on August 13, 2003.

(3)
Incorporated by reference to Exhibit 4.3 of PCA's Quarterly Report on Form 10-Q filed with the SEC on August 13, 2003.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX